Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2016

•	Total revenue grew 9.4% or was up 13.1% in constant currency for the full year
•	Digital revenue grew 21.0% or was up 24.3% in constant currency for the full year
•	Net income for the full year was $30 million versus a net loss of $88 million in the prior year
•	OIBDA for the full year was $507 million versus $436 million in the prior year
•	Total revenue grew 12.1% or was up 13.2% in constant currency for the quarter
•	Digital revenue grew 23.1% or was up 24.6% in constant currency for the quarter
•	Net loss for the quarter was $3 million versus $23 million in the prior-year quarter
•	OIBDA for the quarter was $123 million versus $113 million in the prior-year quarter

NEW YORK, New York, December 8, 2016—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2016.

“We’ve had another excellent year, in which we posted strong financial results and outperformed the industry,” said Steve Cooper, Warner Music Group’s CEO.  “This fiscal year marked our highest total revenue in eight years and our highest OIBDA in a decade.  We’re creating great momentum by investing in a flow of fantastic new music, expanding our presence around the globe and embracing new business models early.  Given our extraordinary roster of recording artists and songwriters and the strength of our operators around the world, we’re excited by the possibilities in 2017 and beyond.”

“Our formula for financial success is working,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “This year we generated strong cash flow which enabled us to further optimize our capital structure by paying down and refinancing our debt and we plan to continue along this path.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$841	$750	12%	$3,246	$2,966	9%
Digital revenue	410	333	23%	1,499	1,239	21%
Operating income	55	37	49%	214	127	69%
Adjusted operating income⁯(1)	56	45	24%	208	156	33%
OIBDA(1)	123	113	9%	507	436	16%
Adjusted OIBDA(1)	124	121	2%	501	465	8%
Net (loss) income	(3)	(23)	87%	30	(88)	-
Adjusted net (loss) income (1)	(2)	(15)	87%	24	(59)	-
Net cash provided by operating activities	135	104	30%	342	222	54%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Revenue grew 12.1% (or 13.2% in constant currency).  Growth in Recorded Music digital revenue and artist services and expanded-rights revenue as well as growth in Music Publishing digital revenue and performance revenue were partially offset by declines in Recorded Music physical revenue and Music Publishing mechanical revenue which reflect a continuing shift to digital.  Recorded Music licensing revenue and Music Publishing synchronization revenue were flat.  Revenue grew in all regions.  Digital revenue grew 23.1% (or 24.6% in constant currency), and represented 48.8% of total revenue, compared to 44.4% in the prior-year quarter.

Operating income was $55 million compared to $37 million in the prior-year quarter.  OIBDA increased 8.8% to $123 million from $113 million in the prior-year quarter and OIBDA margin declined 0.5 percentage points to 14.6% from 15.1% in the prior-year quarter.  The increase in operating income and OIBDA was the result of the increase in revenue.  The decline in OIBDA margin was due to higher variable compensation expense and revenue mix.  Adjusted OIBDA rose 2.5% and Adjusted OIBDA margin declined 1.4 percentage points to 14.7% from 16.1% as a result of the same factors which impacted OIBDA and OIBDA margin.

Net loss was $3 million compared to a net loss of $23 million in the prior-year quarter and Adjusted net loss was $2 million compared to an Adjusted net loss of $15 million in the prior-year quarter.  The improvement was primarily attributable to an increase in OIBDA, a tax benefit related to the release of tax reserves and lower interest expense, which were partially offset by a loss on extinguishment of debt.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude certain losses related to PLG-related divestitures in the current-year quarter and the impact of PLG-related costs and expenses related to cost-savings initiatives in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

As of September 30, 2016, the company reported a cash balance of $359 million, total debt of $2.812 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.453 billion.  There was no balance outstanding on the company’s revolver during the quarter.

Cash provided by operating activities was $135 million compared to $104 million in the prior-year quarter.  The change was largely a result of improved OIBDA and working capital management.  Free Cash Flow, defined below, was $126 million compared to $88 million in the prior-year quarter, reflecting the improvement in cash provided by operating activities and proceeds from non-core asset sales.

Full-Year Results

Total revenue increased 9.4% (or 13.1% in constant currency).  Growth in Recorded Music digital revenue and artist services and expanded-rights revenue as well as growth in Music Publishing digital revenue, performance revenue and synchronization revenue was partially offset by modest declines in Recorded Music physical revenue and licensing revenue and in Music Publishing mechanical revenue.  Domestic revenue rose 16.1% and international revenue rose 4.9% (or 10.8% in constant currency).  Prior to intersegment eliminations, domestic and international revenue represented 41.7% and 58.3% of total revenue, respectively, compared to 39.3% and 60.7% of total revenue, respectively, in the prior year.  Revenue grew in all regions.  Digital revenue grew 21.0% (or 24.3% in constant currency), and represented 46.2% of total revenue, compared to 41.8% in the prior year.

Operating income was $214 million up from $127 million in the prior year.  Operating margin was 6.6% up from 4.3% in the prior year.  Adjusted operating margin rose 1.1 percentage points to 6.4% from 5.3% in the prior year.  OIBDA was $507 million, up 16.3% from $436 million in the prior year and OIBDA margin rose 0.9 percentage points to 15.6% from 14.7% in the prior year.  Adjusted OIBDA rose 7.7% to $501 million and Adjusted OIBDA margin declined 0.3 percentage points to 15.4% from 15.7% in the prior year.  The improvement in Operating income, Operating margin, OIBDA and Adjusted OIBDA was driven, in substantial part, by revenue growth and the decline in Adjusted OIBDA margin was related to revenue mix and higher variable compensation expense.

Net income was $30 million compared to a loss of $88 million in the prior year.  Adjusted net income was $24 million compared to a loss of $59 million in the prior year, reflecting improved operating results, net gains from PLG-related divestitures and other non-core asset sales, lower depreciation and amortization and lower interest expense, which were partially offset by a loss on extinguishment of debt.  Net debt (total debt minus cash) at the end of the fiscal year was $2.453 billion versus $2.748 billion at the end of the prior fiscal year.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of net gains and expenses related to PLG-related divestitures in the current year and the impact of PLG-related costs, expenses related to moving the company's headquarters and expenses related to cost-savings initiatives in the prior year.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

Cash provided by operating activities was $342 million compared to $222 million in the prior year.  Free Cash Flow was $334 million, compared to $127 million in the prior year.  The largest factors which impacted Free Cash Flow were improved operating results, lower capital expenditures and proceeds from PLG-related divestitures and other non-core asset sales.  Capital expenditures were $42 million for the fiscal year, down from $63 million in the prior year.  The largest drivers of the decrease in capital expenditures were the absence of costs related to moving the company’s headquarters.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$698	$631	11%	$2,736	$2,501	9%
Digital revenue	366	306	20%	1,364	1,145	19%
Operating income	47	21	-	247	151	64%
Adjusted operating income⁯(1)	48	29	66%	241	170	42%
OIBDA(1)	95	77	23%	459	379	21%
Adjusted OIBDA(1)	96	85	13%	453	398	14%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue grew 10.6% (or 11.3% in constant currency).  Growth in digital revenue and artist services and expanded-rights revenue was partially offset by a decline in physical revenue which was due to the ongoing shift to digital and a decline in licensing revenue related to currency fluctuations.  Digital growth reflects a continuing shift to streaming revenue.  The improvement in artist services and expanded-rights revenue was due to the timing of concert tours.  Recorded Music revenue grew in all regions.  Major sellers included Twenty One Pilots, the Hamilton original cast album, the Suicide Squad soundtrack album, Coldplay and Red Hot Chili Peppers.

Recorded Music operating income was $47 million up from $21 million in the prior-year quarter and operating margin was up 3.4 percentage points to 6.7% versus 3.3% in the prior-year quarter.  Adjusted operating margin rose 2.3 percentage points to 6.9% from 4.6% in the prior-year quarter.  OIBDA rose to $95 million from $77 million in the prior-year quarter and OIBDA margin rose 1.4 percentage points to 13.6% driven by revenue growth and revenue mix.  Adjusted OIBDA was $96 million versus $85 million in the prior-year quarter with Adjusted OIBDA margin up 0.3 percentage points to 13.8%.  The improvement in Adjusted OIBDA and Adjusted OIBDA margin were driven by the same factors which impacted OIBDA and OIBDA margin.

Full-Year Results

Recorded Music revenue rose 9.4% (or 12.9% in constant currency).  Growth in digital revenue and artist services and expanded-rights revenue was partially offset by a decline in physical revenue which was due to the ongoing shift to digital and a decline in licensing revenue related to currency fluctuations.  Recorded Music digital revenue grew 19.1% (or 22.3% in constant currency), and represented 49.9% of total Recorded Music revenue versus 45.8% in the prior year.  Domestic Recorded Music digital revenue was $714 million, or 63.2% of total domestic Recorded Music revenue, versus 58.8% in the prior year.  Major sellers included Coldplay, Ed Sheeran, Twenty One Pilots, the Hamilton original cast album and Charlie Puth.

Recorded Music operating income was $247 million versus $151 million in the prior year and operating margin was up 3.0 percentage points to 9.0% versus 6.0% in the prior year.  Recorded Music Adjusted operating income rose 41.8% to $241 million and Adjusted operating margin rose 2.0 percentage points to 8.8% from 6.8% in the prior year.  Recorded Music OIBDA grew 21.1% and OIBDA margin improved 1.6 percentage points to 16.8%.  Recorded Music Adjusted OIBDA improved 13.8% to $453 million and Recorded Music Adjusted OIBDA margin expanded by 0.7 percentage points to 16.6% driven by revenue growth and revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$147	$123	20%	$524	$482	9%
Digital revenue	47	28	68%	141	99	42%
Operating income	38	41	-7%	68	77	-12%
OIBDA(1)	56	58	-3%	138	146	-5%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing revenue rose 19.5% (or 22.5% in constant currency).  Growth in digital revenue and performance revenue was partially offset by a decline in mechanical revenue.  Synchronization revenue was flat.

Music Publishing operating income was $38 million compared with $41 million in the prior-year quarter and operating margin declined 7.4 percentage points to 25.9%.  The decline in operating income and operating margin was due to a litigation settlement and revenue mix.  Music Publishing OIBDA declined by $2 million or 3.4% to $56 million, while Music Publishing OIBDA margin declined 9.1 percentage points to 38.1% from 47.2%, due to the same factors which impacted operating income and operating margin.

Full-Year Results

Music Publishing revenue rose 8.7% (or 13.4% in constant currency).  Growth in digital revenue, performance revenue and synchronization revenue was partially offset by declines in mechanical revenue.  Digital revenue represented 26.9% of total Music Publishing revenue versus 20.5% in the prior year.

Music Publishing operating income was $68 million down 11.7% from $77 million in the prior year and operating margin was 13.0%, down 3.0 percentage points from 16.0% in the prior year.  Music Publishing OIBDA declined 5.5% to $138 million, while Music Publishing OIBDA margin was 26.3%, down 4.0 percentage points from 30.3% in the prior year, driven by a litigation settlement and revenue mix.

Financial details for the fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2016, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to September 30, 2016 and September 30, 2015 relate to the periods ended September 30, 2016 and September 25, 2015, respectively.  For convenience purposes, the Company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$841	$750	12%
Cost and expenses:			-
Cost of revenue	(436)	(375)	-16%
Selling, general and administrative expenses	(295)	(274)	-8%
Amortization expense	(55)	(64)	14%
Total costs and expenses	$(786)	$(713)	-10%
Operating income	$55	$37	49%
Loss on extinguishment of debt	(14)	-	-
Interest expense, net	(42)	(45)	7%
Other expense, net	(7)	(9)	22%
Loss before income taxes	$(8)	$(17)	53%
Income tax benefit (expense)	5	(6)	-
Net loss	$(3)	$(23)	87%
Less: Income attributable to noncontrolling interest	(1)	-	-
Net loss attributable to Warner Music Group Corp.	$(4)	$(23)	83%

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(audited)	(audited)
Revenue	$3,246	$2,966	9%
Costs and expenses:
Cost of revenue	(1,707)	(1,511)	-13%
Selling, general and administrative expenses	(1,082)	(1,073)	-1%
Amortization expense	(243)	(255)	5%
Total costs and expenses	$(3,032)	$(2,839)	-7%
Operating income	$214	$127	69%
Loss on extinguishment of debt	(18)	-	-
Interest expense, net	(173)	(181)	4%
Other income (expense), net	18	(21)	-
Income (loss) before income taxes	$41	$(75)	-
Income tax expense	(11)	(13)	15%
Net income (loss)	$30	$(88)	-
Less: Income attributable to noncontrolling interest	(5)	(3)	-67%
Net income (loss) attributable to Warner Music Group Corp.	$25	$(91)	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2016 versus September 30, 2015
(dollars in millions)

	September 30,	September 30,
	2016	2015	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$359	$246	46%
Accounts receivable, net	329	349	-6%
Inventories	41	42	-2%
Royalty advances expected to be recouped within one year	128	130	-2%
Prepaid and other current assets	51	60	-15%
Total current assets	$908	$827	10%
Royalty advances expected to be recouped after one year	196	195	1%
Property, plant and equipment, net	203	220	-8%
Goodwill	1,627	1,632	0%
Intangible assets subject to amortization, net	2,201	2,514	-12%
Intangible assets not subject to amortization	116	119	-3%
Other assets	118	114	4%
Total assets	$5,369	$5,621	-4%
Liabilities and Equity
Current liabilities:
Accounts payable	$204	$173	18%
Accrued royalties	1,104	1,087	2%
Accrued liabilities	297	296	0%
Accrued interest	38	58	-34%
Deferred revenue	178	206	-14%
Current portion of long-term debt	-	13	-100%
Other current liabilities	21	24	-13%
Total current liabilities	$1,842	$1,857	-1%
Long-term debt	2,812	2,981	-6%
Deferred tax liabilities, net	269	302	-11%
Other noncurrent liabilities	236	242	-2%
Total liabilities	$5,159	$5,382	-4%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(715)	(740)	3%
Accumulated other comprehensive loss, net	(218)	(167)	-31%
Total Warner Music Group Corp. equity	$195	$221	-12%
Noncontrolling interest	15	18	-17%
Total equity	210	239	-12%
Total liabilities and equity	$5,369	$5,621	-4%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$135	$104
Net cash used in investing activities	(9)	(16)
Net cash used in financing activities	(111)	(4)
Effect of foreign currency exchange rates on cash and equivalents	(1)	(6)
Net increase in cash and equivalents	$14	$78

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015
	(audited)	(audited)
Net cash provided by operating activities	$342	$222
Net cash used in investing activities	(8)	(95)
Net cash used in financing activities	(216)	(19)
Effect of foreign currency exchange rates on cash and equivalents	(5)	(19)
Net increase in cash and equivalents	$113	$89

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of Net Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)
Net loss attributable to Warner Music Group Corp.	$(4)	$(23)	83%
Income attributable to noncontrolling interest	1	-	-
Net loss	$(3)	$(23)	87%
Income tax benefit (expense)	(5)	6	-
Loss including income taxes	$(8)	$(17)	53%
Other expense, net	7	9	22%
Interest expense, net	42	45	7%
Loss on extinguishment of debt	14	-	-
Operating income	$55	$37	49%
Amortization expense	55	64	14%
Depreciation expense	13	12	-8%
OIBDA	$123	$113	9%
Income tax benefit (expense) margin	6.5%	4.9%
OIBDA margin	14.6%	15.1%

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)
Net loss attributable to Warner Music Group Corp.	$25	$(91)	-
Income attributable to noncontrolling interest	5	3	-67%
Net loss	$30	$(88)	-
Income tax benefit (expense)	11	13	15%
Loss including income taxes	$41	$(75)	-
Other expense, net	(18)	21	-
Interest expense, net	173	181	4%
Loss on extinguishment of debt	18	-	-
Operating income	$214	$127	69%
Amortization expense	243	255	5%
Depreciation expense	50	54	7%
OIBDA	$507	$436	16%
Income tax benefit (expense) margin	6.6%	4.3%
OIBDA margin	15.6%	14.7%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$55	$37	49%
Depreciation and amortization expense	(68)	(76)	11%
Total WMG OIBDA	$123	$113	9%
Operating income margin	6.5%	4.9%
OIBDA margin	14.6%	15.1%

Recorded Music operating income - GAAP	$47	$21	-
Depreciation and amortization expense	(48)	(56)	14%
Recorded Music OIBDA	$95	$77	23%
Recorded Music operating income margin	6.7%	3.3%
Recorded Music OIBDA margin	13.6%	12.2%

Music Publishing operating income - GAAP	$38	$41	-7%
Depreciation and amortization expense	(18)	(17)	-6%
Music Publishing OIBDA	$56	$58	-3%
Music Publishing operating income margin	25.9%	33.3%
Music Publishing OIBDA margin	38.1%	47.2%

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$214	$127	69%
Depreciation and amortization expense	(293)	(309)	5%
Total WMG OIBDA	$507	$436	16%
Operating income margin	6.6%	4.3%
OIBDA margin	15.6%	14.7%

Recorded Music operating income - GAAP	$247	$151	64%
Depreciation and amortization expense	(212)	(228)	7%
Recorded Music OIBDA	$459	$379	21%
Recorded Music operating income margin	9.0%	6.0%
Recorded Music OIBDA margin	16.8%	15.2%

Music Publishing operating income - GAAP	$68	$77	-12%
Depreciation and amortization expense	(70)	(69)	-1%
Music Publishing OIBDA	$138	$146	-6%
Music Publishing operating income margin	13.0%	16.0%
Music Publishing OIBDA margin	26.3%	30.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

For the Three Months Ended September 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$55	$47	$38	$123	$95	$56	$(3)
Factors Affecting Comparability:
(Gain)/Loss on PLG-Related Divestitures	1	1	-	1	1	-	1
Adjusted Results	$56	$48	$38	$124	$96	$56	$(2)

Adjusted Margin	6.7%	6.9%	25.9%	14.7%	13.8%	38.1%

For the Three Months Ended September 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$37	$21	$41	$113	$77	$58	$(23)
Factors Affecting Comparability:
PLG-Related Costs	1	1	-	1	1	-	1
Cost Savings Initiatives	7	7	-	7	7	-	7
Adjusted Results	$45	$29	$41	$121	$85	$58	$(15)

Adjusted Margin	6.0%	4.6%	33.3%	16.1%	13.5%	47.2%

For the Twelve Months Ended September 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$214	$247	$68	$507	$459	$138	$30
Factors Affecting Comparability:
Costs on PLG-Related Divestitures	2	2	-	2	2	-	2
(Gain)/Loss on PLG-Related Divestitures	(8)	(8)	-	(8)	(8)	-	(8)
Adjusted Results	$208	$241	$68	$501	$453	$138	$24

Adjusted Margin	6.4%	8.8%	13.0%	15.4%	16.6%	26.3%

For the Twelve Months Ended September 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$127	$151	$77	$436	$379	$146	$(88)
Factors Affecting Comparability:
PLG-Related Costs	7	7	-	7	7	-	7
Cost Savings Initiatives	16	12	-	16	12	-	16
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$156	$170	$77	$465	$398	$146	$(59)

Adjusted Margin	5.3%	6.8%	16.0%	15.7%	15.9%	30.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2015
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$301	$262	$262
Music Publishing	67	50	50
International revenue
Recorded Music	397	369	365
Music Publishing	80	73	70
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$841	$750	$743

Revenue by Segment:
Recorded Music
Digital	$366	$306	$303
Physical	149	156	157
Total Digital and Physical	515	462	460
Artist services and expanded-rights	114	97	98
Licensing	69	72	69
Total Recorded Music	698	631	627
Music Publishing
Performance	55	46	45
Digital	47	28	27
Mechanical	14	18	18
Synchronization	28	28	27
Other	3	3	3
Total Music Publishing	147	123	120
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$841	$750	$743

Total Digital Revenue	$410	$333	$329

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2015
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)
US revenue
Recorded Music	$1,129	$980	$980
Music Publishing	231	191	191
International revenue
Recorded Music	1,607	1,521	1,444
Music Publishing	293	291	271
Intersegment eliminations	(14)	(17)	(17)
Total Revenue	$3,246	$2,966	$2,869

Revenue by Segment:
Recorded Music
Digital	$1,364	$1,145	$1,115
Physical	726	767	738
Total Digital and Physical	2,090	1,912	1,853
Artist services and expanded-rights	368	301	295
Licensing	278	288	276
Total Recorded Music	2,736	2,501	2,424
Music Publishing
Performance	193	184	174
Digital	141	99	96
Mechanical	70	86	83
Synchronization	110	103	100
Other	10	10	9
Total Music Publishing	524	482	462
Intersegment eliminations	(14)	(17)	(17)
Total Revenue	$3,246	$2,966	$2,869

Total Digital Revenue	$1,499	$1,239	$1,206

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2016 versus September 30, 2015
(dollars in millions)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$135	$104
Less: Capital expenditures	11	12
Less: Net cash (received) paid for investments	(2)	4

Free Cash Flow	$126	$88

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$342	$222
Less: Capital expenditures	42	63
Less: Net cash (received) paid for investments	(34)	32

Free Cash Flow	$334	$127

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com